Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 28, 2012, in the Registration Statement on Form F-1 and related Prospectus of Lumenis Ltd. dated December 6, 2013.

Tel Aviv, Israel	/s/ Kost Forer Gabbay & Kasierer
December 6, 2013	Kost Forer Gabbay & Kasierer,
A Member of Ernst & Young Global